UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2024

TFF PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39102	82-4344737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1751 River Run, Suite 400 Fort Worth, Texas 76107
(Address of principal executive offices)

(817) 438-6168
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $0.001	TFFP	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

The information regarding the Securities Purchase Agreement (as defined below) set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 8.01 Other Events.

On May 1, 2024, TFF Pharmaceuticals, Inc., a Delaware corporation (the “Company”), completed a public offering (the “Offering”) of (i) 578,914 shares (the “Common Shares”) of its common stock, par value $0.001 per share (the “Common Stock”); (ii) pre-funded warrants (the “Pre-Funded Warrants”) exercisable for an aggregate of 1,086,305 shares of Common Stock (the “Pre-Funded Warrant Shares”); and (iii) Series B Warrants (the “Series B Warrants”) exercisable for an aggregate of 1,665,219 shares of Common Stock (the “Series B Warrant Shares”) issued pursuant to the securities purchase agreement, dated April 29, 2024 (the “Securities Purchase Agreement”), between the Company and certain institutional investors (the “Investors”).

The offering price of each Common Share and accompanying Series B Warrant was $2.875. The offering price of each Pre-Funded Warrant and accompanying Series B Warrant was $2.8749. The Common Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, Series B Warrants and Series B Warrant Shares are collectively referred to herein as the “Securities.”

The Series B Warrants have an exercise price of $2.75 per share of Common Stock, are exercisable upon issuance and expire five years from the date of issuance. The Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal consideration of $0.0001 per share of Common Stock at any time until all of the Pre-Funded Warrants are exercised in full.

The Series B Warrants and Pre-Funded Warrants contain ownership limitations pursuant to which a holder does not have the right to exercise any portion of their warrants if it would result in the holder (together with its affiliates) beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding Common Stock.

In consideration for H.C. Wainwright & Co., LLC serving as the placement agent of the Offering (the “Placement Agent”), the Company paid the Placement Agent a cash fee equal to 7% of the aggregate gross proceeds of the Offering, a management fee equal to 1.0% of the aggregate gross proceeds of the Offering, and reimbursed the Placement Agent for certain expenses and legal fees. The Company also issued warrants to designees of the Placement Agent (the “Placement Agent Warrants”) exercisable for an aggregate of 116,565 shares of Common Stock (the “Placement Agent Warrant Shares”). The Placement Agent Warrants have substantially the same terms as the Series B Warrants, except that the Placement Agent Warrants have an exercise price equal to $ 3.5938 per share (125% of the $2.875 offering price of the Common Share and accompanying Series B Warrant), and expire on the fifth anniversary from the date of the completion of the Offering, April 29, 2029.

The Securities, the Placement Agent Warrants and Placement Agent Warrant Shares were offered pursuant to a registration statement on Form S-1 (File No. 333-278546), as amended, which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 29, 2024.

The Company received net proceeds of approximately $4.1 million from the Offering, after deducting Offering expenses payable by the Company, including the Placement Agent’s commissions and  fees. The Company intends to use the net proceeds from the Offering for general corporate purposes, including working capital.

Forms of the Securities Purchase Agreement, the Series B Warrant, Pre-Funded Warrant and Placement Agent Warrant are filed as exhibits to this Current Report on Form 8-K, and are incorporated by reference herein.

On April 29, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 1, 2024, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits	Method Filing

The following exhibit is furnished with this report:

Exhibit 4.1	Form of Series B Common Warrant	Filed Electronically herewith
Exhibit 4.2	Form of Pre-Funded Warrant	Filed Electronically herewith
Exhibit 4.3	Form of Placement Agent Warrant	Filed Electronically herewith
Exhibit 10.1	Form of Securities Purchase Agreement	Filed Electronically herewith
Exhibit 99.1	Press release dated April 29, 2024 announcing the pricing of the offering	Filed Electronically herewith
Exhibit 99.2	Press release dated May 1, 2024 announcing the closing of the offering	Filed Electronically herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFF PHARMACEUTICALS, INC.

Dated: May 2, 2024	/s/ Kirk Coleman
Kirk Coleman,
Chief Financial Officer

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